EXHIBIT 1(A)

                     AMERICAN GENERAL FINANCE CORPORATION
                          MEDIUM-TERM NOTES, SERIES F
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                            DISTRIBUTION AGREEMENT

                               November 1, 1999

American General Securities Incorporated
2727 Allen Parkway
Houston, Texas  77019-2155

Gentlemen:

     AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the "Company"), confirms its agreement with American General Securities Incorporated, an affiliate of the Company (the "Agent"), with respect to the issuance and sale by the Company of its Medium- Term Notes, Series F described herein (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of May 1, 1999 (as amended or modified from time to time, the "Indenture"), between the Company and Citibank, N.A. as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to $3,000,000,000 aggregate principal amount of Notes pursuant to the terms of this Agreement or a Distribution Agreement dated November 1, 1999 among the Company and several unaffiliated agents of the Company (the "Unaffiliated Agents Distribution Agreement"). It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through the Agent pursuant to the terms of this Agreement or through the unaffiliated agents pursuant to the Unaffiliated Agents Distribution Agreement, all as though the issuance of such Notes were authorized as of the date hereof. If the Company sells debt securities other than the Notes pursuant to the Registration Statement (as defined below), the aggregate principal amount of Notes that may be sold pursuant to the Registration Statement will be reduced.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-83449) for the registration of $3,000,000,000 aggregate principal amount of debt securities, including the Notes, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, together with any prospectus supplements or pricing supplements relating to the Notes, including
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all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agent by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The term "Prospectus" shall not, however, include any prospectus supplement which relates solely to an offering of debt securities of the Company other than the Notes. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement and Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "disclosed," "contained," "included" or "stated" (or other references of like import) in the Registration Statement or Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be.

SECTION 1.     APPOINTMENT AS AGENT.

     (a) APPOINTMENT OF AGENT. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf and through or to other dealers or agents, the Company hereby appoints the Agent as a nonexclusive agent for the purpose of soliciting purchases of the Notes from the Company by others.

     (b) REASONABLE EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company, the Agent will use its reasonable efforts to solicit offers to purchase such principal amount of the Notes as the Company and the Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of offers to purchase Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of the Notes registered pursuant to the Registration Statement. The Agent will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold or of otherwise monitoring the availability of Notes for sale under the Registration Statement. The Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by the Agent. The Agent shall have the right to reject any proposed purchase of Notes, as a whole or in part, and any

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such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company, but the Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

     (c) RELIANCE. The Company and the Agent agree that any Notes, the placement of which the Agent arranges, shall be placed by the Agent in reliance on the representations, warranties, covenants and agreements of the Company and on the terms and conditions and in the manner provided herein.


SECTION 2.  REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants to the Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes through the Agent, and as of the date of each delivery of Notes through the Agent, as follows:

          (i) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial properties or conducts business, and where the failure to so qualify and be in good standing would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole.

          (ii) SUBSIDIARIES. Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation or an insurer, as the case may be, in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business or licensed to transact business as an insurance company, as the case may be, and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial properties, or conducts business, and where the failure so to qualify and be in good standing would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned, directly or indirectly, by the Company, free and clear of all liens and encumbrances; and the Company and each of its subsidiaries has all required authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (including, without limitation, each insurance

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     regulatory authority having jurisdiction over the Company or any insurance subsidiary of the Company) to own or lease its properties and conduct its business as described in the Prospectus, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained, would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business of the Company and its subsidiaries taken as a whole.

          (iii)REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration Statement and the Indenture complied, and as of the applicable representation date referred to in Section 2(a) hereof will comply, in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any post-effective amendment thereto filed under the 1933 Act becomes effective and at which any Annual Report on Form 10-K is filed by the Company with the Commission and as of each applicable representation date referred to in Section 2(a) hereof will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus delivered to the Agent for use in connection with the offering of Notes is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and such Prospectus as of the date hereof, at the date of such Prospectus and of each amendment or supplement thereto, and as of each representation date referred to in Section 2(a) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the 1939 Act (Form T-1).

          (iv) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each representation date referred to in Section 2(a), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not

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     misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use in the Prospectus or such documents.

          (v) FINANCIAL STATEMENTS. The financial statements (including the notes thereto) and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; and such supporting schedules present fairly in accordance with GAAP the information required to be stated therein.

          (vi) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, THE INDENTURE AND THE NOTES. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agent, will be a valid and legally binding agreement of the Company; the Indenture has been duly qualified under the 1939 Act, has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles; the Notes have been duly authorized by all necessary action by the Board of Directors, and by the Terms and Pricing Committee of the Board of Directors, of the Company and, when the variable terms of the Notes have been established by any two of the authorized officers to whom such authority has been delegated and the same have been executed, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture; and the Notes and the Indenture will be substantially in the forms heretofore delivered to the Agent and conform in all material respects to all statements relating thereto contained in the Prospectus.

          (vii)MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change nor any development or event involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries

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     considered as a whole, whether or not arising in the ordinary course of business; and (b) there have not been any transactions entered into by the Company or any of its subsidiaries, other than transactions in the ordinary course of business or transactions which are not material in relation to the Company and its subsidiaries taken as a whole.

          (viii)NO DEFAULTS; REGULATORY APPROVALS. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, charter or by-laws or in default in the performance or observance of any contractual obligation, the violation of or default under which has or will have a material adverse effect on the business of the Company and its subsidiaries taken as a whole; and the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or the Amended and Restated By-laws of the Company or, to the best knowledge of the Company, any law, administrative regulation or administrative or court order or decree.

          (ix) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending or to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, which individually or in the aggregate, are expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or which reasonably could be expected to materially and adversely affect the properties or assets thereof, or which reasonably could be expected to materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (x) NO AUTHORIZATION, APPROVAL OR CONSENT REQUIRED. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or "Blue Sky" or insurance laws.

          (xi) INVESTMENT COMPANY ACT OF 1940 NOT APPLICABLE. The Company is not, and after giving effect to the issue and sale of the Notes, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


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          (xii) COMMODITY EXCHANGE ACT. The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act.

     (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company and delivered to the Agent in connection with the solicitation of offers to purchase Notes shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.


SECTION 3.  SOLICITATIONS AS AGENT.

     (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agent will forthwith suspend solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agent that such solicitation may be resumed.

     The Company may pay commissions or other remuneration to the Agent in connection with sales of Notes through the Agent. The Company intends to pay all direct expenses associated with sales of Notes through the Agent.

     All Notes sold through the Agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

     (b) PRICING SUPPLEMENT; ADMINISTRATIVE PROCEDURES. The purchase price, interest rate or interest rate basis or formula, maturity date and other terms with respect to specific Notes shall be agreed upon by the Company and the Agent and set forth in a pricing supplement to the Prospectus to be prepared by the Company in connection with each sale of Notes. Except as may be otherwise provided in the applicable pricing supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof. Administrative Procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agent and the Company (the "Procedures"). The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.


SECTION 4.  COVENANTS OF THE COMPANY.

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     The Company covenants with the Agent as follows:

     (a) EARNINGS STATEMENT. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (b) "BLUE SKY" QUALIFICATIONS. The Company will endeavor, in cooperation with the Agent, to qualify the Notes for offering and sale under the applicable securities and insurance laws of such states and other jurisdictions of the United States as the Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (c) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.


SECTION 5.  INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE AGENT. The Company agrees to indemnify and hold harmless the Agent, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act, and each employee, agent or other person acting on behalf of the Agent in connection with the offering of the Notes, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;


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          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) and (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Statement of Eligibility under the 1939 Act filed as an exhibit to the Registration Statement.

     (b) INDEMNIFICATION OF COMPANY. The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement (or signs any amendment thereto), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) GENERAL. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement or threat of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement or threat thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be commenced or threatened against any indemnified party and it shall notify the indemnifying party of the commencement or threat thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall desire and so elect within a reasonable time after receipt of such notification, jointly with any other indemnifying party similarly notified, to assume the defense

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thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel of which there shall not be more than one firm in any jurisdiction) for all such indemnified parties (treating the indemnified party and its controlling persons, directors and officers referred to in subsections (a) and (b) above, respectively, to which the provisions of this Section 5 extend as a single indemnified party for such purpose)), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.


SECTION 6.  CONTRIBUTION.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 5 hereof is for any reason unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agent, as incurred, in such proportions that the Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agent from the sale of Notes to the date of such liability bears to the total sales price received by the Company from the sale of Notes to the date of such liability, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement (or signs any amendment thereto), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.


SECTION 7.  PAYMENT OF EXPENSES.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:


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          (i) The preparation and filing of the Registration Statement and any amendments thereto and the Prospectus and any amendments or supplements thereto;

          (ii) The preparation, filing and reproduction of this Agreement;

          (iii)The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

          (iv) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel and of any Calculation Agent;

          (v) The qualification of the Notes under state securities and insurance laws, including filing fees;

          (vi) The printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (vii)The printing (or copying) and delivery to the Agent of copies of the Indenture (and any supplements and amendments thereto) and any "Blue Sky" Survey and any Legal Investment Survey;

          (viii)Any fees charged by rating agencies for the rating of the Notes;

          (ix) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

          (x) Any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Company;

          (xi) The cost of providing CUSIP or other identification numbers for the Notes; and

          (xii)The fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with the Notes.


SECTION 8.  TERMINATION.

     (a) TERMINATION OF THIS AGREEMENT. This Agreement may be terminated for any reason, at any time by either party hereto upon the giving of 30 days' written notice of such termination to the other party hereto.

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     (b) GENERAL. In the event of any such termination, no party will have any liability to the other party hereto, except that (i) if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Section 4 hereof shall remain in effect until such Notes are so delivered, and (ii) the covenant set forth in Section 4(a) hereof, the indemnity and contribution agreements set forth in Sections 5 and 6 hereof, and the provisions of Sections 10 and 11 hereof shall remain in effect.

SECTION 9.  NOTICES.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          American General Finance Corporation
          c/o American General Corporation
          2929 Allen Parkway
          Houston, Texas  77019-2155
          Fax:  (713) 522-3487

          Attention: Assistant Treasurer-Corporate Finance

     If to the Agent:

          American General Securities Incorporated
          c/o American General Corporation
          2929 Allen Parkway
          Houston, Texas  77019-2155

          Attention: Assistant Treasurer - Corporate Finance

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 9.

SECTION 10.  GOVERNING LAW.

     This Agreement and all the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of Indiana applicable to agreements made and to be performed in such State.

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SECTION 11.  PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 5 and 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.  EFFECT OF HEADINGS.

     The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 13.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

                                   Very truly yours,

                                   AMERICAN GENERAL FINANCE CORPORATION


                                   By: ___________________________________
                                        Bryan A. Binyon
                                        Vice President and Treasurer


                                   By: ___________________________________
                                        David M. McManigal
                                        Assistant Treasurer

Accepted:

AMERICAN GENERAL SECURITIES INCORPORATED



By:  _________________________________
     F. Paul Kovach, Jr.
     Chairman, President and Chief Executive Officer

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